Exhibit 10.1

MASTER AGREEMENT

This Master Agreement dated as of July 25, 2008, is by and between Ironclad Performance Wear Corporation, a California corporation (the "Manager"), and EPK Financial Corporation, a Texas corporation ("EPK").

PRELIMINARY MATTERS

A. The Manager may, from time to time, identify trading opportunities involving the purchase and resale of goods.

B. The Parties wish to set forth their agreement regarding the terms upon which EPK may agree to purchase and resell such goods and the provision of management services by, and compensation of, the Manager in connection therewith.

AGREEMENT

In consideration of the premises, and of the representations, warranties, covenants, agreements, and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager and EPK hereby agree as follows:

ARTICLE I
INTERPRETATION

1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings specified:

"Affiliate" when used with respect to a Person, means any other Person whom directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

"Agreement" has the meaning specified in Section 1.4.

"Business Day" means any day which is not a Saturday, a Sunday or a day on which national banks in the State of Texas are authorized or required by law to be closed.

"Confirmation" means a confirmation in the form of Exhibit A or such other form of written instrument as to which the Parties may agree.

"Credit Enhancement," with respect to a Transaction and if applicable, means the letter of credit, guaranty, bond or other form of credit support with respect to the obligations of the Purchaser under such Transaction, provided by the Credit Enhancer for such Transaction.

"Credit Enhancer," with respect to a Transaction, means the Person, if any, identified as such in the Confirmation with respect to such Transaction.

"EPK" has the meaning specified in the preamble to this Agreement.

"EPK Minimum Proceeds," with respect to a Transaction, has the meaning specified in the Confirmation for such Transaction.

"EPK Purchase Price," with respect to a Transaction, means the aggregate purchase price payable and/or paid to the Vendor for the Goods under such Transaction as set forth in the Vendor Pro Forma Invoice for such Transaction and the Confirmation with respect to such Transaction.

"Event of Default" has the meaning specified in Section 4.1.

"FCPA" means the U.S. Foreign Corrupt Practices Act, 15 U.S.C. 78a, et seq., as amended, supplemented and replaced from time to time.

"Governmental Authority" means any government or any political subdivision or agency, department or instrumentality thereof, including, without limitation any court or administrative body.

"Goods," with respect to a Transaction, means the goods identified as such in the Confirmation with respect to such Transaction.

"Guarantor" means Ironclad Performance Wear Corporation, a Nevada corporation, Eduard Jaeger, Thomas E Kreig, Jr. and Rhonda L. Hoffarth. The Guarantor constitutes a Credit Enhancer with respect to all Transactions hereunder.

"Guaranty" means the guaranty of the Guarantor, in form acceptable to EPK, delivered pursuant to Section 5.15. The Guaranty shall constitute Credit Enhancement with respect to all Transactions hereunder.

"Manager's Compensation," with respect to a Transaction and subject to Section 2.5, the compensation of the Manager for performing his obligations in respect of such Transaction under the Agreement, as specified in the Confirmation with respect to such Transaction.

"Party" means EPK or the Manager.

"Person" means collectively, any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm or other entity, or Governmental Authority.

"Purchase Order," with respect to a Transaction, means the agreement referring to purchase orders from the Purchaser for the Goods with respect to such Transaction, including any and all additions, substitutions, replacements, and/or changes thereto.

"Purchaser," with respect to a Transaction, means the Person identified as such in the Confirmation with respect to such Transaction, including any and all additions, substitutions, replacements, and/or changes thereto.

"Purchaser Purchase Price," with respect to a Transaction, means the aggregate purchase price payable by the Purchaser for the Goods under such transaction as set forth in the Purchase Order for such Transaction and the Confirmation with respect to such Transaction, including any and all additions, substitutions, replacements, and/or changes thereto.

"Solvent," as to any Person, such Person (a) owns property whose fair salable value is greater than the amount required to pay all of such Person's indebtedness (including contingent debts), (b) is able to pay all of the indebtedness as such indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

"Taxes" means all taxes, tariffs, duties, stamp taxes or fees of any description due any Governmental Authority arising out of or in connection with any Transaction, excepting only United States federal income taxation of EPK and any State of Texas tax based on the net income of EPK.

"Transaction" means a particular transaction governed by the terms of this Agreement, including the terms set forth in the Confirmation with respect to such transaction.

"Vendor," with respect to a Transaction, means the Person identified as such in the Confirmation with respect to such Transaction, including any and all additions, substitutions, replacements, and/or changes thereto.

"Vendor Pro Forma Invoice" with respect to a Transaction, means the contract from the Vendor for the Goods with respect to such Transaction, including any and all additions, substitutions, replacements, and/or changes thereto.

1.2 Other Definitional Provisions.

a. Unless otherwise specified therein, all terms defined in this Agreement have the above-defined meanings when used in any Confirmation, certificate, amendment, report or other document made or delivered pursuant hereto.

b. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement or any Confirmation, certificate, amendment, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

c. The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references herein are references to sections, schedules and exhibits to this Agreement unless otherwise specified.

d. The word "including" when used herein shall mean "including without limitation. "

e. Unless otherwise specified herein, all times set forth herein are Dallas, Texas time.

1.3 Inconsistency. In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of (but only for the purpose of) the relevant Transaction.

1.4 Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the Parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

ARTICLE II
TRANSACTIONS

2.1 Offer. The Manager may, from time to time propose a Transaction by submitting to EPK a proposed Confirmation setting forth for such Transaction the Goods, the EPK Minimum Proceeds, the Manager's Compensation, the EPK Purchase Price, the Vendor, the Purchaser Purchase Price, the Purchaser, information sufficient to enable to EPK to determine the relative credit worthiness of the Purchaser, the Purchaser's terms and method of payment in the transaction, and, if applicable, the Credit Enhancer, and attaching copies of the Vendor Pro Forma Invoice, the Purchase Order and, if applicable, the Credit Enhancement (other than the Guaranty) with respect to the proposed Transaction, and any other items which EPK may request from time to time to properly review the Transaction.

2.2 Acceptance. EPK shall have no obligation to enter into any proposed Transaction. In the event that EPK and the Manager agree upon a proposed Transaction, such agreement shall be evidenced by the execution and delivery (which may be by telecopy) of a Confirmation setting forth the terms of such Transaction. The Confirmation with respect to a Transaction shall become effective upon all of the following having occurred (i) execution and delivery thereof by both of the Parties; (ii) assignment (or other means of transfer) to EPK acceptable to EPK of any Credit Enhancement with respect to the Transaction; (iii) if requested by EPK, deliver to EPK a letter from each and every creditor of Manager that now or hereafter holds a security interest in or lien on any and all of Manager's Inventory and Accounts and all personal property whereunder each of them shall have consented to the Transactions contemplated by this Agreement and shall have acknowledged EPK's sole and exclusive ownership in the Goods and all proceeds thereof; and (iv) if requested by EPK, the establishment of a lock box account over which EPK shall have sole access, dominion and control at a state or national bank acceptable to EPK (the “Lock Box") at the sole cost and expense of Manager.

2.3 Services of the Manager. Unless otherwise specified in the Confirmation relevant to a Transaction, the Manager and/or it agents and representatives shall: (a) cause the Goods to be shipped to the Purchaser in accordance with the Purchase Order relevant to such Transaction and bear all costs, including any shipping costs and messenger expenses and legal costs, incidental to such Transaction; (b) indemnify and hold EPK and its assigns harmless from and against any loss caused by the failure of (i) the Vendor or any shipper to timely deliver Goods which conform to the requirements of the Vendor Pro Forma Invoice, the Purchase Order and applicable law, or (ii) the Manager to truthfully represent the Purchaser's credit information or the terms and method of payments in the transaction as contemplated in Section 3.1; (c) indemnify and hold EPK and its assigns harmless from and against any claim of or liability to any Person arising out of the Transaction, including without limitation any claim of or liability to the Purchaser or any other Person in respect of the Goods; (d) pay, and indemnify and hold EPK and its assigns harmless from and against, any Taxes due in connection with such Transaction; (e) be responsible for performing all administrative and ministerial tasks relating to the collection of such invoices to the Purchaser; provided, however, that the foregoing shall in no way limit EPK's right at any time and from time to time to collect amounts owing under such invoices directly; and provided, further, that the foregoing shall not constitute a guaranty by Manager of the payment or collection of such invoices; (f) to pay for and do all things necessary to maintain all warranty, service and/or other post delivery obligations with Purchaser; and (g) not perform any action which could result in reduced or non-payment by Purchaser.

2.4 Maximum EPK Purchase Price. Unless otherwise specified in the Confirmation relevant to a Transaction, the maximum EPK Purchase Price shall be $1,000,000.00.

2.5 Compensation of the Manager. The compensation of the Manager in respect of its services in connection with a particular Transaction shall be the Manager's Compensation set forth in the Confirmation with respect to such Transaction; provided, that unless otherwise specified in the Confirmation with respect to such Transaction, the compensation of the Manager in respect of a particular Transaction shall be payable solely from the proceeds received by EPK from the Purchaser and, if applicable, the Credit Enhancer with respect to such Transaction and only to the extent that such proceeds exceed the EPK Minimum Proceeds for such Transaction. Prior to the payment of Manager’s Compensation, EPK has the right, in its sole discretion, to require the Manager to execute a general release duly notarized in form acceptable to EPK. In the event EPK receives communication of any kind as to any conflicting claims or legal proceedings made by any Party in connection with a particular Transaction including, but not limited to, the Manager, Vendor and/or Purchaser, EPK maintains the right, and is authorized by the Manager, and at Manager’s sole risk to (1) retain an amount acceptable to EPK in trust to reserve against such claims and legal proceedings, (2) file suit in interpleader or for declaratory relief and deposit such funds into court and/or (3) deposit same with an attorney acceptable to EPK in trust for EPK, Manager and/or such claimants.

2.6 Further Assurances. The Manager hereby agrees that at any time and from time to time after the execution of this Agreement, Manager shall, upon request of EPK, execute and deliver such further acts and things as EPK may request in order to fully effect the purposes of this Agreement and to protect EPK's interests in the Goods and/or Credit Enhancements, including, but not limited to, furnishing any and all documents necessary to enable EPK or its insurer to defend itself in any litigation arising in connection herewith. Manager shall give EPK written notice of any action known by Manager to have been taken by a third party which may jeopardize EPK's rights in the Goods and/or Credit Enhancement promptly after Manager becomes aware of the same. Manager hereby agrees to reimburse EPK for all out-of-pocket costs and expenses (including but not limited to reasonable attorneys fees) incurred by EPK in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by EPK, the Vendor, the Purchaser, Manager or any other person) in any way relating to the Goods, the transactions or this Agreement, (ii) any attempt to enforce any of EPK's rights in the Goods or Credit Enhancements in the transactions or under this Agreement against Manager, the Vendor, the Purchaser or any other person, and/or (iii) any attempt to verify, protect, sell, liquidate or otherwise dispose of the Goods and/or Credit Enhancements. With respect to a Transaction, the Manager agrees not to accept or arrange for Goods to be returned by the Purchaser without the express written authorization of EPK. In the event Goods are returned by the Purchaser with respect to a Transaction, and agreed to in writing by EPK, all Goods shall be sent to third party warehouse acceptable to EPK. All costs associated with such returned Goods, including but not limited to freight, storage and insurance shall be for the account of the Manager.

2.7 Title. All Goods shall at all times be and remain the sole and exclusive property of EPK and titled in the name of EPK or such tradestyle as may be acceptable to EPK.

2.8 Insurance on Goods. Manager shall obtain insurance on behalf of EPK which insures the Goods against all risks or physical loss or damage with warehouse to warehouse coverage. All such policies of insurance shall name EPK as the additional insured party and as first loss-payee thereunder. EPK shall have the right to file all insurance claims in EPK’s or Manager’s name, as well as the right to acquire insurance, at the sole cost of Manager, if Manager’s insurance is terminated or deemed insufficient by EPK.

2.9 Security Agreement. If this Agreement and any Confirmation hereunder are deemed to be a Security Agreement, Manager grants EPK a security interest in Goods, Purchase Orders, accounts, proceeds and any other personal property.

2.10 Collection of Purchaser Purchase Price. All invoices shall instruct the Purchaser to remit their payments directly to a Lock Box or as instructed by the Form of Confirmation. Without limiting the foregoing, in the event that Manager shall receive any remittances from any Purchaser from time-to-time on account of Transactions, such remittances shall be and remain EPK's property and Manager shall hold such remittances as trustee of an express trust for EPK's benefit and immediately deliver over to EPK for deposit or cause to be deposited the same in the Lock Box or to EPK or to such other account designated by EPK. Manager acknowledges that such remittances are the sole and exclusive property of EPK. All payments of the Purchaser's Purchase Price which are made through presentment of a letter of credit shall instruct the collecting or paying bank of said letter of credit to make payment by wire transfer of immediately available funds to the Lock Box, to EPK or to such other account designated by EPK. All funds deposited in said special account are the sole and exclusive property of EPK. EPK and its directors, officers and agents shall have the right to sign and endorse on behalf of Manager all checks, drafts and other forms of payment received by EPK in connection with the payment of any account. Manager appoints EPK or any other person EPK may from time to time designate, as Manager’s attorney-in-fact with power to:

(a)	endorse Manager’s name on any checks, drafts or other forms of payment or security that may come into possession;

(b)	sign Manager’s name on notices of assignment, verifications of accounts, verifications of Purchase Orders and notices to current and/or potential future Purchasers;

(c)	receive, open and dispose of all mail addressed to Manager and received by EPK;

(d)	send notices of assignment, requests for verification of Purchase Orders or requests for verification of accounts to current and/or potential future Purchasers;

(e)
to sign Manager’s name and file any federal and state Financing Statement(s) / recordations / registrations / continuation statements / assignments / subordinations / terminations, etc. and/or amendments (UCC-1, UCC-2, UCC-3, etc.);

(f)
to use the name of Manager and, in EPK’s sole discretion, to litigate, file in court and/or serve documents in respect to, and, for an amount less than face value or cost; etc. in prosecuting and/or defending any action/claim brought by/against/involving Manager / EPK / Purchaser and/or any third parties;

(g)
to settle, compromise, surrender Goods and/or security or modify any such Purchase Order and otherwise deal with Purchaser, those with whom Manager and/or Purchaser has contracted, for the account and risk of Manager, notwithstanding any effect on any Purchase Order; and

(h)	do all things necessary to carry out the terms of this Agreement.

2.11 Access to Information and Control Over Goods. Manager shall provide EPK with any and all information which EPK may reasonably request concerning the Goods, the Purchaser, the Vendors, Manager, and/or any other parties involved with the Goods, including, but not limited to, the inspection of the books and records of Manager by EPK and its representatives. Manager shall provide EPK with immediate access to any and all Goods in Manager's possession, actual or constructive, upon request by EPK. In the event that EPK determines in good faith that it is necessary for EPK to assert or enforce its rights as owner of the Goods in order to adequately protect its interests, EPK shall be permitted to take, and Manager shall assist EPK in taking any and all action as EPK deems necessary, including, but not limited to, (i) notifying freight forwarders, the Purchasers, the Vendors and other third parties of EPK's interest in the Goods, and (ii) taking immediate and complete physical control over the Goods and the proceeds and products thereof.

2.12 NO WARRANTIES ON GOODS. ALL GOODS COVERED BY THE AGREEMENT ARE RESOLD BY EPK "AS IS" AND "WITH ALL FAULTS," AND MANAGER ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ARE TO BE IMPLIED IN THE AGREEMENT. EPK GIVES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, PRODUCTIVENESS, OR ANY OTHER MATTER OF ANY OF THE GOODS. EPK SHALL BE IN NO WAY RESPONSIBLE FOR THE PROPER USE OR SERVICE OF THE GOODS.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 The Manager. The Manager hereby represents and warrants, and the delivery by the Manager of each Confirmation shall constitute the further representation and warranty of the Manager, that:

(a) The Manager is a corporation duly organized and validly existing and in good standing under the laws of California.

(b) the Manager has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by it hereunder;

(c) neither the execution and delivery by the Manager of this Agreement, nor the consummation of any of the Transactions herein contemplated, nor compliance with the terms and provisions hereof, will (i) materially contravene or conflict with the articles of incorporation or bylaws of the Manager, any requirement of law to which the Manager is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which the Manager is a party or by which the Manager may be bound, or to which the property of the Manager may be subject, or (ii) result in the creation or imposition of any lien on the property of the Manager by any party other than EPK;

(d) this Agreement is the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms;

(e) there is no material fact relevant to the transactions contemplated by this Agreement (and in the case of each Confirmation, there is no material fact relevant to the Transaction set forth in such Confirmation) known to the Manager that the Manager has not disclosed to EPK including pending or current offsets, charge backs or allowances of any kind by the Purchaser;

(f) the Manager is not (and in the case of each Confirmation, to the knowledge of the Manager after due inquiry, neither the Purchaser nor the Vendor thereunder is) in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its property is bound;

(g) there are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Manager threatened, against the Manager (and in the case of each Confirmation, to the knowledge of the Manager after due inquiry, there are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or threatened, against the Purchaser or the Vendor thereunder);

(h) all tax returns required to be filed by the Manager in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon the Manager or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon;

(i) neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by the Manager or any other Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over the Manager (or, in the case of each Confirmation, the Purchaser or the Vendor thereunder) or any of its property;

(j) the Manager has delivered to EPK a list of creditors of the Manager, an Income Statement and Balance Sheet for the period ending December 31, 2006, December 31, 2007 and March 31, 2008; and Corporate Tax Returns for the period ending December 31, 2005 and December 31, 2006; such lists, Income Statement and tax returns are accurate in all material respects;

(k) the Manager (and, in the case of each Confirmation, to the best knowledge of the Manager, the Purchaser and the Vendor thereunder) is Solvent;

(l) none of the Purchaser, the Vendor or the Credit Enhancer with respect to any Transaction is an Affiliate of the Manager;

(m) all information furnished by the Manager in each Confirmation is true, correct, and complete; and

(n) the Manager has paid and will continue to pay and maintain in current standing all taxes, insurances, licenses, etc. required for conduct of its business or profession.

(o) The Manager shall perform all actions for the benefit of EPK and authorized by EPK in a good workmanlike manner and as a reasonably prudent person would.

All representations and warranties by the Manager herein shall survive until all obligations of the Manager under this Agreement have been irrevocably paid in full, and any investigation at any time made by or on behalf of EPK shall not diminish the right of EPK to rely thereon.

ARTICLE IV
DEFAULT; REMEDIES

4.1 Event of Default.  An Event of Default shall exist if any one or more of the following occurs:

(a) The Manager fails to make any payment due hereunder on the date that such payment is due;

(b) the Manager fails to observe or perform any other term, covenant or agreement set forth in this Agreement on its part to be performed or observed and such failure continues unremedied for five (5) Business Days past the date when such observance or performance is due;

(c) any material statement, warranty or representation by or on behalf of the Manager contained in this Agreement, (including any Confirmation or other writing furnished in connection with this Agreement) proves to have been incorrect or misleading in any material respect when made or deemed made;

(d) any provision of this Agreement shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any such document shall be challenged or denied; or

(e) the Manager enters into any arrangement that provides for a security interest in any of its assets without the express written consent or agreement of EPK. This does not apply to previously reported security interests that are addressed by a subordination or intercreditor agreement.

(f) the commencement by the Manager or any Credit Enhancer as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or the seeking by the Manager or any Credit Enhancer of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of its property, (ii) the commencement of any such case or proceeding against the Manager, (iii) the making by the Manager or any Credit Enhancer of a general assignment for the benefit of its creditors, or (iv) the admission by the Manager or any Credit Enhancer that it is unable to pay its debts as they become due.

4.2 Remedies. Upon the occurrence of an Event of Default, all obligations of EPK hereunder shall be suspended and EPK may exercise all rights and remedies granted in this Agreement, in any Credit Enhancement and/or under applicable law, and may offset all Manager's compensation then due against any sums due EPK.

ARTICLE V
MISCELLANEOUS

5.1 Term. This Agreement may be terminated by EPK immediately upon written notice to the Manager or by the Manager upon 30 days after Manager delivers written notice to EPK and shall terminate without notice by either Party on July 31, 2010; provided, that notwithstanding the termination of this Agreement, this Agreement shall continue in full force and effect with respect to any Transactions with respect to which Manager has not fully performed its obligations hereunder until such time as such performance is completed.

5.2 Entire Agreement; Amendments. etc. This Agreement constitutes the entire agreement and understanding of the Manager with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. No amendment or waiver of any provision of this Agreement nor any consent to any departure by either Party herefrom shall in any event be effective unless the same shall be in writing and signed by the Party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3 No Waiver, Remedies. No failure on the part of EPK to exercise, and no delay on the part of EPK in exercising, any right hereunder shall operate as a waiver of such right; nor shall any single or partial exercise of any right by EPK preclude any further or subsequent exercise of the same or any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.4 Notices, etc. Any notice or other communication in respect of this Agreement may be given in any form set forth below to the address or number or in accordance with the electronic messaging system details provided on Schedule I and will be deemed effective as indicated:

(i) If in writing and delivered in person or by courier, on the date it is sent;

(ii) if sent by facsimile transmission, on the date that transmission is sent in legible form (it being agreed that the burden of proving it was sent will be on the sender and will be met by a transmission report generated by the sender's facsimile machine); or

(iii) if sent by regular, certified or registered mail or the equivalent (return receipt requested) on the date it is mailed.

Either Party may by written notice to the other change the address or facsimile number or electronic messaging system details at which notices are to be given to it.

5.5 Captions. The captions in this Agreement are for convenience of reference only and are not to be given any substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

5.6 Transfer. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by the Manager without the prior written consent of EPK. EPK may, with written notice to the Manager, assign or transfer all or any part of its interests and obligations herein to any other Person, and such other Person shall thereupon become vested with all rights and obligations in respect thereof granted to and assumed by EPK herein or otherwise.

5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF TEXAS.

5.8 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS COUNTY, TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR OTHER PRINCIPAL PLACE OF BUSINESS OF MANAGER OR EPK, MANAGER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT EPK'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MANAGER AND EPK PERTAINING TO THIS AGREEMENT OR TO ANY OTHER MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. MANAGER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND MANAGER HEREBY WAIVES ANY OBJECTION WHICH MANAGER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. MANAGER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MANAGER AT THE ADDRESS LAST KNOWN TO EPK AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF MANAGER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF EPK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY MANAGER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

5.9 JURY TRIAL; DAMAGES. THE MANAGER HEREBY (a) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT THEY ENTERED INTO THE AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, BASED UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

5.10 Attorneys' Fees. Manager shall pay all EPK's legal fees and expenses in connection to this Agreement and enforcement of this Agreement.

5.11 No Rights Conferred Upon Third Parties. This Agreement is for the benefit of the Parties hereto and nothing contained herein shall be construed to give any third party any benefits or rights hereunder.

5.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

5.13  Nothing in this Master Agreement or related documents should be construed as interest. Notwithstanding any provision of this Master Agreement, Form of Confirmation or other document to the contrary, it is the intent of EPK and the Manager that EPK or any subsequent holder or assignee of this Master Agreement shall never be entitled to receive, collect, reserve or apply as interest, any amount in excess of the maximum rate of interest as permitted by applicable law, as amended or enacted, from time to time. In the event that EPK or any subsequent holder or assignee of this Master Agreement ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess interest shall be paid to the Manager. In determining whether fees paid or payable under the Master Agreement, under any specific contingency, constitute interest and exceeds the highest lawful rate, the Manager and EPK shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to fees charges by EPK, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of fees charged throughout the entire term of the Master Agreement. Upon refund of any excess interest as determined hereunder, EPK shall not be subjected to any damages or penalties under any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate. EPK and the Manager specifically agree and stipulate that any fees charged under the Master Agreement, not specifically denominated as interest, are not compensation for the use or forbearance or detention of money. Manager specifically waive any damages, whether imposed by precedent or statute, for the contract, charge, reserve or receipt by EPK of interest in excess of that allowed by law except the refund of the excess interest and the Manager specifically acknowledge that EPK relies on such waiver in entering into the Master Agreement and that EPK has changed its position in reliance on such waiver.

5.14 COMPLIANCE WITH LAWS. MANAGER SHALL STRICTLY OBSERVE AND COMPLY WITH ALL FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS WHICH GOVERN THE MANUFACTURE, SALE, HANDLING AND DISPOSAL OF ANY PRODUCTS HEREIN SPECIFIED. MANAGER ALSO AGREES TO COMPLY WITH THE PROVISIONS RELATING TO THE FCPA SET FORTH IN EXHIBIT B. IF MANAGER VIOLATES ANY OF SUCH LAWS OR REGULATIONS OR IS OFFICIALLY CHARGED WITH SUCH VIOLATIONS, EPK IN ITS SOLE DISCRETION MAY TREAT THIS CONDUCT AS A BREACH OF THIS WHOLE AGREEMENT AND IN ADDITION TO ANY OTHER REMEDIES, MAY IMMEDIATELY TERMINATE THIS AGREEMENT.

5.15 Guaranty. The Manager shall cause the Guarantor to execute and deliver the Guaranty and take all actions reasonably requested by EPK to cause the Guarantor to perform its obligations under the Guaranty.

5.16 UCC Filing. To secure performance and payment of Manager’s obligation hereunder, Manager grants EPK a security interest in all personal property.

5.17  THE MANAGER AND EPK AGREE THAT THE TERMS HEREIN SHALL BE AND AT ALL TIMES WILL REMAIN CONFIDENTIAL AND, EXCEPT AS REQUIRED BY LAW, WILL NOT BE COMMUNICATED BY EITHER THE MANAGER OR EPK TO ANY THIRD PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER.

5.18 Notice of Proposed Refinancing. Manager hereby agrees that in the event (a) Manager receives a written proposal from any third party to provide financing similar to EPK (“Proposed Refinancing”), (b) the terms of the Proposed Refinancing are acceptable to Manager, and (c) Manager is considering accepting the Proposed Refinancing from the offeror (“Offeror”), Manager will immediately advise EPK in writing of the identity of the Offeror, the complete terms and conditions of the Proposed Refinancing, and provide EPK a full and complete copy of all written correspondence between Manager and Offeror describing the Proposed Refinancing. Manager agrees not to accept the Proposed Refinancing from the Offeror until at least 10 business days after delivery of the foregoing items to EPK.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

MANAGER:

IRONCLAD PERFORMANCE WEAR CORPORATION

By:	/s/ Eduard Jaeger
Eduard Jaeger

Title:

Date:

By:	/s/ Rhonda L. Hoffarth
Rhonda L. Hoffarth

Title:

Date:

EPK:

EPK FINANCIAL CORPORATION

By:	/s/ Edward P. King
Edward P. King
Title:	President

Date:

SCHEDULE I
TO
MASTER AGREEMENT
EXECUTED AND DELIVERED AS OF JULY 25, 2008 BETWEEN
IRONCLAD PERFORMANCE WEAR CORPORATION (the "Manager")
AND
EPK FINANCIAL CORPORATION ("EPK")

ADDRESSES FOR NOTICES

Address for notices to the Manager:

Address:	2201 Park Place, Suite 101, El Segundo, CA 90245
Attention:	Rhonda L. Hoffarth

Facsimile:	310-643-0300 Phone:310-643-3115

Address for notices to the Beneficiary:

Address:	5944 Luther Lane, Ste. 300 Dallas, TX 75225
Attention:	Edward P. King

Facsimile:	214-368-5105 Phone: 214-368-5100

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